Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	312-212-6714
abovis@huronconsultinggroup.com

INVESTOR CONTACT
John D. Kelly
312-583-8722
investor@huronconsultinggroup.com
Huron Announces Third Quarter 2019 Financial Results and Updates 2019 Guidance
THIRD QUARTER 2019 HIGHLIGHTS

•	Revenues increased $20.8 million, or 10.5%, to $219.3 million in Q3 2019 from $198.4 million in Q3 2018.

•	Net income from continuing operations increased $5.5 million, or 66.2%, to $13.7 million in Q3 2019 from $8.2 million in Q3 2018.

•	Adjusted EBITDA(6), a non-GAAP measure, increased $4.1 million, or 16.4%, to $28.8 million in Q3 2019 from $24.7 million in Q3 2018.

•	Diluted earnings per share from continuing operations increased $0.24, or 64.9%, to $0.61 in Q3 2019 from $0.37 in Q3 2018.

•	Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, increased $0.15, or 23.4%, to $0.79 in Q3 2019 from $0.64 in Q3 2018.
YEAR-TO-DATE 2019 HIGHLIGHTS AND 2019 GUIDANCE

•	Revenues increased $54.8 million, or 9.3%, to $644.5 million for the first nine months of 2019 from $589.7 million for the same prior year period.

•	Net income from continuing operations increased $16.7 million to $27.6 million for the first nine months of 2019 from $10.9 million for the same prior year period.

•	Adjusted EBITDA(6), a non-GAAP measure, increased $12.9 million, or 20.5%, to $76.0 million for the first nine months of 2019 from $63.1 million for the first nine months of 2018.

•	Diluted earnings per share from continuing operations increased $0.73 to $1.23 for the first nine months of 2019 from $0.50 for the first nine months of 2018.

•	Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, increased $0.53, or 37.3%, to $1.95 for the first nine months of 2019 from $1.42 for the same prior year period.

•	Huron updates its previous earnings guidance range, and raises revenue expectations to a range of $850.0 million to $865.0 million for full year 2019.
CHICAGO - October 29, 2019 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results from continuing operations for the third quarter ended September 30, 2019.
“Our strong third quarter performance was driven by continued organic growth across all three operating segments,” said James H. Roth, chief executive officer of Huron. “Our clients continue to address the significant amount of transformation taking place in our core industries. We are evolving our service offerings to be responsive to the rapid pace of change in the industries we serve, which we believe will yield continued growth opportunities across all of our businesses.”
THIRD QUARTER 2019 RESULTS FROM CONTINUING OPERATIONS
Revenues increased $20.8 million, or 10.5%, to $219.3 million for the third quarter of 2019, compared to $198.4 million for the third quarter of 2018.
Net income from continuing operations increased $5.5 million, or 66.2%, to $13.7 million for the third quarter of 2019, compared to $8.2 million for the same quarter last year, primarily driven by continued positive performance in the Healthcare segment and a decrease in depreciation and amortization. Diluted earnings per share from continuing operations increased $0.24, or 64.9%, to $0.61 for the third quarter of 2019, compared to $0.37 for the third quarter of 2018.
Third quarter 2019 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(6) increased $4.8 million, or 20.1%, to $28.6 million from $23.8 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended September 30,
	2019	2018
Amortization of intangible assets	$4,205	$5,934
Restructuring charges	$127	$(31)
Litigation and other losses (gains), net	$(630)	$887
Non-cash interest on convertible notes	$2,171	$2,070
Loss on sale of business	$—	$32
Transaction-related expenses	$563	$—
Tax effect of adjustments	$(1,673)	$(2,312)
Tax benefit related to the enactment of Tax Cut and Jobs Act of 2017	$—	$(747)
Tax benefit related to "check-the-box" election	$(736)	$—
Foreign currency transaction losses, net	$114	$9
To permit comparability with prior periods, the company excluded the positive impact of recognizing a previously unrecognized tax benefit due to the expiration of statute of limitations on its "check-the-box" election made in 2015 to treat certain wholly-owned foreign subsidiaries as disregarded entities for U.S. federal income tax purposes.
Adjusted EBITDA(6) increased $4.1 million, or 16.4%, to $28.8 million, or 13.1% of revenues, in the third quarter of 2019, from $24.7 million, or 12.5% of revenues, in the same quarter last year. Adjusted net income from continuing operations(6) increased $3.7 million to $17.7 million, or $0.79 per diluted share, for the third quarter of 2019, from $14.1 million, or $0.64 per diluted share, for the same quarter in 2018.
The average number of full-time billable consultants(1) increased 14.5% to 2,476 in the third quarter of 2019 from 2,163 in the same quarter last year. Full-time billable consultant utilization rate(2) was 76.3% during the third quarter of 2019, compared to 77.8% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $206 for the third quarter of 2019, compared to $210 for the third quarter of 2018. The average number of full-time equivalent professionals(5) was 288 in the third quarter of 2019, compared to 296 for the same period in 2018.
YEAR-TO-DATE 2019 RESULTS FROM CONTINUING OPERATIONS
Revenues increased $54.8 million, or 9.3%, to $644.5 million for the first nine months of 2019, compared to $589.7 million for the first nine months of 2018.
Net income from continuing operations increased $16.7 million to $27.6 million for the first nine months of 2019, compared to $10.9 million for the same prior year period, primarily driven by positive performance in the Healthcare and Education segments and a decrease in depreciation and amortization. Diluted earnings per share from continuing operations increased $0.73 to $1.23 for the first nine months of 2019 compared to $0.50 for the first nine months of 2018.
EBITDA(6) increased $13.4 million, or 22.6%, to $72.8 million for the first nine months of 2019, from $59.4 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Nine Months Ended September 30,
	2019	2018
Amortization of intangible assets	$13,036	$18,233
Restructuring charges	$2,156	$2,665
Litigation and other gains, net	$(1,571)	$(4,990)
Non-cash interest on convertible notes	$6,436	$6,138
Loss on sale of business	$—	$5,863
Transaction-related expenses	$2,613	$—
Tax effect of adjustments	$(5,909)	$(7,109)
Tax benefit related to the enactment of Tax Cut and Jobs Act of 2017	$—	$(615)
Tax benefit related to "check-the-box" election	$(736)	$—
Foreign currency transaction losses, net	$36	$196
To permit comparability with prior periods, the company excluded the positive impact of recognizing a previously unrecognized tax benefit due to the expiration of statute of limitations on its "check-the-box" election made in 2015 to treat certain wholly-owned foreign subsidiaries as disregarded entities for U.S. federal income tax purposes.
Adjusted EBITDA(6) increased $12.9 million, or 20.5%, to $76.0 million, or 11.8% of revenues, for the first nine months of 2019, from $63.1 million, or 10.7% of revenues, for the same prior year period. Adjusted net income from continuing operations(6) increased $12.6 million to $43.7 million, or $1.95 per diluted share, for the first nine months of 2019, from $31.1 million, or $1.42 per diluted share, for the first nine months of 2018.
The average number of full-time billable consultants(1) increased 10.9% to 2,376 in the first nine months of 2019 from 2,142 in the same prior year period. Full-time billable consultant utilization rate(2) was 76.5% during the first nine months of 2019, compared to 76.8% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $207 for both the first nine months of 2019 and 2018. The average number of full-time equivalent professionals(5) was 295 in the first nine months of 2019, compared to 279 for the same prior year period.
OPERATING SEGMENTS
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s year-to-date 2019 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (46%); Business Advisory (28%); and Education (26%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended September 30, 2019.
OUTLOOK FOR 2019
Based on currently available information, the company is raising guidance for full year 2019 revenues before reimbursable expenses to a range of $850.0 million to $865.0 million. The company also anticipates adjusted EBITDA as a percentage of revenues in a range of 12.0% to 12.3% and non-GAAP adjusted diluted earnings per share to increase 20% to 27% over 2018.

Management will provide a more detailed discussion of its outlook during the company’s earnings conference call webcast.
THIRD QUARTER 2019 WEBCAST
The company will host a webcast to discuss its financial results today, October 29, 2019, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(6)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and non-GAAP adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items are not provided. Management is unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global consultancy that helps its clients drive growth, enhance performance and sustain leadership in the markets they serve. The company partners with clients to develop strategies and implement solutions that enable the transformative change its clients need to own their future. Learn more at www.huronconsultinggroup.com.
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Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in

Huron's Annual Report on Form 10-K for the year ended December 31, 2018, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues and reimbursable expenses:
Revenues	$219,289	$198,448	$644,488	$589,671
Reimbursable expenses	23,636	21,296	65,787	59,648
Total revenues and reimbursable expenses	242,925	219,744	710,275	649,319
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	143,034	128,596	422,442	388,956
Amortization of intangible assets and software development costs	1,162	1,009	3,450	3,195
Reimbursable expenses	23,571	21,246	65,897	59,710
Total direct costs and reimbursable expenses	167,767	150,851	491,789	451,861
Operating expenses and other losses (gains), net:
Selling, general and administrative expenses	48,123	45,915	151,409	138,481
Restructuring charges	127	(31)	2,156	2,665
Litigation and other losses (gains), net	(630)	887	(1,571)	(4,990)
Depreciation and amortization	6,962	8,561	21,285	26,281
Total operating expenses and other losses (gains), net	54,582	55,332	173,279	162,437
Operating income	20,576	13,561	45,207	35,021
Other income (expense), net:
Interest expense, net of interest income	(4,374)	(4,628)	(13,156)	(14,636)
Other income (expense), net	(82)	707	2,830	(5,131)
Total other expense, net	(4,456)	(3,921)	(10,326)	(19,767)
Income from continuing operations before taxes	16,120	9,640	34,881	15,254
Income tax expense	2,414	1,391	7,256	4,365
Net income from continuing operations	13,706	8,249	27,625	10,889
Income (loss) from discontinued operations, net of tax	(52)	228	(195)	(304)
Net income	$13,654	$8,477	$27,430	$10,585
Net earnings per basic share:
Net income from continuing operations	$0.62	$0.38	$1.26	$0.50
Income (loss) from discontinued operations, net of tax	—	0.01	(0.01)	(0.01)
Net income	$0.62	$0.39	$1.25	$0.49
Net earnings per diluted share:
Net income from continuing operations	$0.61	$0.37	$1.23	$0.50
Income (loss) from discontinued operations, net of tax	—	0.01	(0.01)	(0.02)
Net income	$0.61	$0.38	$1.22	$0.48
Weighted average shares used in calculating earnings per share:
Basic	22,052	21,745	21,973	21,683
Diluted	22,561	22,110	22,425	21,947
Comprehensive income:
Net income	$13,654	$8,477	$27,430	$10,585
Foreign currency translation adjustments, net of tax	(630)	(579)	(673)	(1,499)
Unrealized gain (loss) on investment, net of tax	1,168	(852)	7,740	4,473
Unrealized gain (loss) on cash flow hedging instruments, net of tax	(149)	206	(998)	821
Other comprehensive income (loss)	389	(1,225)	6,069	3,795
Comprehensive income	$14,043	$7,252	$33,499	$14,380

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$49,410	$33,107
Receivables from clients, net	116,318	109,677
Unbilled services, net	99,784	69,613
Income tax receivable	713	6,612
Prepaid expenses and other current assets	14,211	13,922
Total current assets	280,436	232,931
Property and equipment, net	39,972	40,374
Deferred income taxes, net	1,108	2,153
Long-term investment	60,943	50,429
Operating lease right-of-use assets	52,342	—
Other non-current assets	45,005	30,525
Intangible assets, net	36,141	47,857
Goodwill	645,986	645,263
Total assets	$1,161,933	$1,049,532
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,440	$10,020
Accrued expenses and other current liabilities	22,719	17,207
Accrued payroll and related benefits	108,111	109,825
Accrued contingent consideration for business acquisitions	—	9,991
Current maturities of long-term debt	250,525	243,132
Current maturities of operating lease liabilities	10,529	—
Deferred revenues	31,224	28,130
Total current liabilities	433,548	418,305
Non-current liabilities:
Deferred compensation and other liabilities	26,308	20,875
Accrued contingent consideration for business acquisitions, net of current portion	—	1,450
Long-term debt, net of current portion	53,457	53,853
Operating lease liabilities, net of current portion	59,460	—
Deferred lease incentives	—	13,693
Deferred income taxes, net	1,603	732
Total non-current liabilities	140,828	90,603
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 25,337,297 and 25,114,739 shares issued at September 30, 2019 and December 31, 2018, respectively	248	244
Treasury stock, at cost, 2,416,530 and 2,568,288 shares at September 30, 2019 and December 31, 2018, respectively	(128,048)	(124,794)
Additional paid-in capital	469,257	452,573
Retained earnings	223,536	196,106
Accumulated other comprehensive income	22,564	16,495
Total stockholders’ equity	587,557	540,624
Total liabilities and stockholders’ equity	$1,161,933	$1,049,532

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$27,430	$10,585
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,823	29,965
Lease impairment charge	805	—
Share-based compensation	18,094	12,840
Amortization of debt discount and issuance costs	8,066	7,721
Allowances for doubtful accounts and unbilled services	191	573
Deferred income taxes	(262)	179
Loss on sale of business	—	5,863
Change in fair value of contingent consideration liabilities	(1,506)	(2,463)
Changes in operating assets and liabilities, net of acquisitions and divestiture:
(Increase) decrease in receivables from clients, net	(6,817)	(9,103)
(Increase) decrease in unbilled services, net	(30,163)	(16,714)
(Increase) decrease in current income tax receivable / payable, net	10,561	1,400
(Increase) decrease in other assets	(4,160)	(3,768)
Increase (decrease) in accounts payable and other liabilities	(3,565)	186
Increase (decrease) in accrued payroll and related benefits	(1,850)	9,445
Increase (decrease) in deferred revenues	3,098	2,158
Net cash provided by operating activities:	51,745	48,867
Cash flows from investing activities:
Purchases of property and equipment, net	(10,024)	(6,662)
Investment in life insurance policies	(4,434)	(1,689)
Purchases of businesses	(2,500)	(215)
Capitalization of internally developed software costs	(7,462)	(3,611)
Proceeds from note receivable	—	1,040
Divestiture of business	—	(2,359)
Net cash used in investing activities	(24,420)	(13,496)
Cash flows from financing activities:
Proceeds from exercise of stock options	703	703
Shares redeemed for employee tax withholdings	(5,206)	(3,091)
Proceeds from borrowings under credit facility	105,500	179,800
Repayments of debt	(105,885)	(213,674)
Payments for debt issuance costs	(1,498)	(1,385)
Payments for contingent consideration liabilities	(4,674)	(5,494)
Net cash used in financing activities	(11,060)	(43,141)
Effect of exchange rate changes on cash	38	(114)
Net increase (decrease) in cash and cash equivalents	16,303	(7,884)
Cash and cash equivalents at beginning of the period	33,107	16,909
Cash and cash equivalents at end of the period	$49,410	$9,025

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2019	2018
Healthcare:
Revenues	$100,000	$90,417	10.6%
Operating income	$32,863	$26,640	23.4%
Segment operating income as a percentage of segment revenues	32.9%	29.5%
Business Advisory:
Revenues	$62,519	$57,175	9.3%
Operating income	$11,942	$11,815	1.1%
Segment operating income as a percentage of segment revenues	19.1%	20.7%
Education:
Revenues	$56,770	$50,856	11.6%
Operating income	$14,413	$15,014	(4.0)%
Segment operating income as a percentage of segment revenues	25.4%	29.5%
Total Company:
Revenues	$219,289	$198,448	10.5%
Reimbursable expenses	23,636	21,296	11.0%
Total revenues and reimbursable expenses	$242,925	$219,744	10.5%
Statements of Operations reconciliation:
Segment operating income	$59,218	$53,469	10.8%
Items not allocated at the segment level:
Other operating expenses	32,310	30,460	6.1%
Litigation and other losses (gains), net	(630)	887	(171.0)%
Depreciation and amortization	6,962	8,561	(18.7)%
Total operating income	20,576	13,561	51.7%
Other expense, net	(4,456)	(3,921)	13.6%
Income from continuing operations before taxes	$16,120	$9,640	67.2%
Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Healthcare	886	829	6.9%
Business Advisory	954	775	23.1%
Education	727	618	17.6%
Total	2,567	2,222	15.5%
Average number of full-time billable consultants (for the period) (1):
Healthcare	858	821
Business Advisory	920	735
Education	698	607
Total	2,476	2,163

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended September 30,
Other Operating Data (continued):	2019	2018
Full-time billable consultant utilization rate (2):
Healthcare	81.8%	81.2%
Business Advisory	72.0%	74.4%
Education	75.5%	77.3%
Total	76.3%	77.8%
Full-time billable consultant average billing rate per hour (3):
Healthcare	$226	$211
Business Advisory (4)	$193	$213
Education	$197	$205
Total (4)	$206	$210
Revenue per full-time billable consultant (in thousands):
Healthcare	$84	$76
Business Advisory	$65	$74
Education	$70	$74
Total	$73	$75
Average number of full-time equivalents (for the period) (5):
Healthcare	217	228
Business Advisory	19	28
Education	52	40
Total	288	296
Revenue per full-time equivalent (in thousands):
Healthcare	$128	$123
Business Advisory	$126	$99
Education	$151	$149
Total	$132	$124

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Nine Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2019	2018
Healthcare:
Revenues	$295,621	$271,812	8.8%
Operating income	$94,058	$78,172	20.3%
Segment operating income as a percentage of segment revenues	31.8%	28.8%
Business Advisory:
Revenues	$183,602	$170,790	7.5%
Operating income	$32,997	$35,031	(5.8)%
Segment operating income as a percentage of segment revenues	18.0%	20.5%
Education:
Revenues	$165,265	$147,069	12.4%
Operating income	$43,235	$37,694	14.7%
Segment operating income as a percentage of segment revenues	26.2%	25.6%
Total Company:
Revenues	$644,488	$589,671	9.3%
Reimbursable expenses	65,787	59,648	10.3%
Total revenues and reimbursable expenses	$710,275	$649,319	9.4%
Statements of Operations reconciliation:
Segment operating income	$170,290	$150,897	12.9%
Items not allocated at the segment level:
Other operating expenses	105,369	94,585	11.4%
Litigation and other gains, net	(1,571)	(4,990)	(68.5)%
Depreciation and amortization expense	21,285	26,281	(19.0)%
Total operating income	45,207	35,021	29.1%
Other expense, net	(10,326)	(19,767)	(47.8)%
Income from continuing operations before taxes	$34,881	$15,254	128.7%
Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Healthcare	886	829	6.9%
Business Advisory	954	775	23.1%
Education	727	618	17.6%
Total	2,567	2,222	15.5%
Average number of full-time billable consultants (for the period) (1):
Healthcare	835	802
Business Advisory	876	761
Education	665	579
Total	2,376	2,142

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Nine Months Ended September 30,
Other Operating Data (continued):	2019	2018
Full-time billable consultant utilization rate (2):
Healthcare	80.4%	81.6%
Business Advisory	72.7%	71.7%
Education	76.7%	76.8%
Total	76.5%	76.8%
Full-time billable consultant average billing rate per hour (3):
Healthcare	$225	$205
Business Advisory (4)	$195	$212
Education	$200	$203
Total (4)	$207	$207
Revenue per full-time billable consultant (in thousands):
Healthcare	$247	$229
Business Advisory	$202	$214
Education	$217	$222
Total	$222	$222
Average number of full-time equivalents (for the period) (5):
Healthcare	237	215
Business Advisory	14	23
Education	44	41
Total	295	279
Revenue per full-time equivalent (in thousands):
Healthcare	$375	$409
Business Advisory	$465	$355
Education	$480	$447
Total	$395	$410

(1)	Consists of full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(2)
Utilization rate for full-time billable consultants is calculated by dividing the number of hours full-time billable consultants worked on client assignments during a period by the total available working hours for these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour for full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(4)
The Business Advisory segment includes operations of Huron Eurasia India. Absent the impact of Huron Eurasia India, the average billing rate per hour for the Business Advisory segment would have been $221 and $241 for the three months ended September 30, 2019 and 2018, respectively; and $220 and $242 for the nine months ended September 30, 2019 and 2018, respectively.

Absent the impact of Huron Eurasia India, Huron's consolidated average billing rate per hour would have been $216 and $218 for the three months ended September 30, 2019 and 2018, respectively; and $216 for both the nine months ended September 30, 2019 and 2018.

(5)
Consists of leadership coaches and their support staff within the Healthcare Leadership solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$219,289	$198,448	$644,488	$589,671
Net income from continuing operations	$13,706	$8,249	$27,625	$10,889
Add back:
Income tax expense	2,414	1,391	7,256	4,365
Interest expense, net of interest income	4,374	4,628	13,156	14,636
Depreciation and amortization	8,124	9,570	24,735	29,476
Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	28,618	23,838	72,772	59,366
Add back:
Restructuring charges	127	(31)	2,156	2,665
Litigation and other losses (gains), net	(630)	887	(1,571)	(4,990)
Loss on sale of business	—	32	—	5,863
Transaction-related expenses	563	—	2,613	—
Foreign currency transaction losses, net	114	9	36	196
Adjusted EBITDA (6)	$28,792	$24,735	$76,006	$63,100
Adjusted EBITDA as a percentage of revenues (6)	13.1%	12.5%	11.8%	10.7%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (6)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income from continuing operations	$13,706	$8,249	$27,625	$10,889
Weighted average shares - diluted	22,561	22,110	22,425	21,947
Diluted earnings per share from continuing operations	$0.61	$0.37	$1.23	$0.50
Add back:
Amortization of intangible assets	4,205	5,934	13,036	18,233
Restructuring charges	127	(31)	2,156	2,665
Litigation and other losses (gains), net	(630)	887	(1,571)	(4,990)
Non-cash interest on convertible notes	2,171	2,070	6,436	6,138
Loss on sale of business	—	32	—	5,863
Transaction-related expenses	563	—	2,613	—
Tax effect of adjustments	(1,673)	(2,312)	(5,909)	(7,109)
Tax benefit related to the enactment of Tax Cut and Jobs Act of 2017	—	(747)	—	(615)
Tax benefit related to "check-the-box" election	(736)	—	(736)	—
Total adjustments, net of tax	4,027	5,833	16,025	20,185
Adjusted net income from continuing operations (6)	$17,733	$14,082	$43,650	$31,074
Weighted average shares - diluted	22,561	22,110	22,425	21,947
Adjusted diluted earnings per share from continuing operations (6)	$0.79	$0.64	$1.95	$1.42

(6)
In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.